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                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           MONTHLY SERVICER'S REPORT



                                                                                Settlement Date                            7/31/99
                                                                                Determination Date                         8/11/99
                                                                                Distribution Date                          8/16/99



I.       All Payments on the Contracts                                                                                4,660,478.04
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                            386,541.79
III.     Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        87,419.01
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              34,741.81
VIII.   Transfers to the Pay-Ahead Account                                                                              (16,769.29)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                          -21605.94

Total available amount in Collection Account                                                                         $5,130,805.42
                                                                                                                     =============


DISTRIBUTION AMOUNTS                                                            Cost per $1000
--------------------------------------------                                    --------------

1.   (a)  Class A-1 Note Interest Distribution                                                          0.00
     (b)  Class A-1 Note Principal Distribution                                                         0.00
             Aggregate Class A-1 Note Distribution                                0.00000000                            0.00

2.   (a)  Class A-2 Note Interest Distribution                                                          0.00
     (b)  Class A-2 Note Principal Distribution                                                         0.00
            Aggregate Class A-2 Note Distribution                                 0.00000000                            0.00

3.   (a)  Class A-3 Note Interest Distribution                                                     92,263.00
     (b)  Class A-3 Note Principal Distribution                                                 3,925,485.15
            Aggregate Class A-3 Note Distribution                                79.40213735                    4,017,748.15

4.   (a)  Class A-4 Note Interest Distribution                                                    194,270.83
     (b)  Class A-4 Note Principal Distribution                                                         0.00
            Aggregate Class A-4 Note Distribution                                 5.20833324                      194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                    156,755.00
     (b)  Class A-5 Note Principal Distribution                                                         0.00
            Aggregate Class A-5 Note Distribution                                 5.35000000                      156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                    128,375.00
     (b)  Class A-6 Note Principal Distribution                                                         0.00
            Aggregate Class A-6 Note Distribution                                 5.41666667                      128,375.00

7.   (a)  Class B Note Interest Distribution                                                       59,285.00
     (b)    Class B Note Principal Distribution                                                         0.00
            Aggregate Class B Note Distribution                                   5.56666667                       59,285.00

8.   (a)  Class C Note Interest Distribution                                                       98,822.83
     (b)  Class C Note Principal Distribution                                                           0.00
            Aggregate Class C Note Distribution                                   5.70833312                       98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                          56,789.12
       (b)  Reimbursement of prior Monthly Advances                                               117,451.95
               Total Servicer Payment                                                                             174,241.07

10.  Deposits to the Reserve Account                                                                              301,307.54

Total Distribution Amount from Collection Account                                                              $5,130,805.42
                                                                                                               ==============

Reserve Account distributions to Sellers

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

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                             152,461.62
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess
            Collections                                                                           148,845.92
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                        102,800.15
      (d)  Distribution from the Reserve Account to the Sellers
            (Chase Manhattan Bank)                                                                100,362.20
                        Total Amounts to Sellers(Chase USA &
                          Chase Manhattan Bank)                                                                   504,469.89
                                                                                                                 ============

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to
             the Sellers(Chase USA)                                                              10932.60564
      (b)  Distribution from the Payahead Account to the Sellers(Chase
             Manhattan Bank)                                                                     10673.33436
                        Total Amounts to Sellers(Chase USA & Chase
                         Manhattan Bank)                                                                            21605.94

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                      0.00
        (b) Class A-2 Notes    @                  0.06028                                               0.00
        (c) Class A-3 Notes    @            6.140%                                                 92,263.00
        (d) Class A-4 Notes    @            6.250%                                                 194270.83
        (e) Class A-5 Notes    @            6.420%                                                156,755.00
        (f) Class A-6 Notes    @            6.500%                                                    128375
                     Aggregate Interest on Class A Notes                                                            571663.83

        (g) Class B Notes @                        0.0668                                                               59285

        (h) Class C Notes @                 0.0685                                                                   98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                             0.00
        (b) Class A-2 Notes                                                                             0.00
        (c) Class A-3 Notes                                                                             0.00
        (d) Class A-4 Notes                                                                             0.00
        (e) Class A-5 Notes                                                                             0.00
        (f) Class A-6 Notes                                                                                0

        (g) Class B Notes                                                                               0.00
                                                                                -------------

        (h) Class C Notes                                                                               0.00


3.   Total Distribution of Interest                                              Cost per $1000
        (a) Class A-1 Notes                                                        0.00000000           0.00
        (b) Class A-2 Notes                                                                 0           0.00
        (c) Class A-3 Notes                                                        1.82337945      92,263.00
        (d) Class A-4 Notes                                                        5.20833324      194270.83
        (e) Class A-5 Notes                                                        5.35000000     156,755.00
        (f) Class A-6 Notes                                                        5.41666667         128375
                     Total Aggregate Interest on Class A Notes                                                      571663.83

        (g) Class B Notes                                                          5.566666667                      59,285.00

--------------------------------------------
        (h) Class C Notes                                                                 5.71                       98822.83

                                                                                                                   ----------


PRINCIPAL

                                                                              No. of Contracts
1.   Amount of Stated Principal Collected                                                         1457107.81
2.   Amount of Principal Prepayment Collected                                           164.00    2316878.51
3.   Amount of Liquidated Contract                                                          10     151498.83
                                                                                                  ----------
4.   Amount of Repurchased Contract                                                          0     0.0000000

       Total Formula Principal Distribution Amount                                                               3,925,485.15

5.   Principal Balance before giving effect to Principal Distribution                                             Pool Factor
        (a) Class A-1 Notes                                                                        0.0000000             0.00
        (b) Class A-2 Notes                                                                        0.0000000             0.00
        (c) Class A-3 Notes                                                                        0.3563608    18,031,855.98
        (d) Class A-4 Notes                                                                        1.0000000    37,300,000.00
        (e) Class A-5 Notes                                                                        1.0000000    29,300,000.00
        (f) Class A-6 Notes                                                                                  1       23700000

        (g) Class B Notes                                                                                    1  10,650,000.00

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

        (h) Class C Notes                                                                                    1  17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                              0.00
        (b) Class A-2 Notes                                                                                              0.00
        (c) Class A-3 Notes                                                                                              0.00
        (d) Class A-4 Notes                                                                                              0.00
        (e) Class A-5 Notes                                                                                              0.00
        (f) Class A-6 Notes                                                                                                 0

        (g) Class B Notes                                                                                                0.00
                                                                                   ----------

        (h) Class C Notes                                                                                                0.00


7.   Principal Distribution                                                        Cost per $1000
        (a) Class A-1 Notes                                                          0.00000000                          0.00
        (b) Class A-2 Notes                                                          0.00000000                          0.00
        (c) Class A-3 Notes                                                         77.57875791                  3,925,485.15
        (d) Class A-4 Notes                                                          0.00000000                          0.00
        (e) Class A-5 Notes                                                          0.00000000                          0.00
        (f) Class A-6 Notes                                                                   0                             0

        (g) Class B Notes                                                                     0                          0.00

        (h) Class C Notes                                                                     0                          0.00


8.   Principal Balance after giving effect to Principal Distribution                              Pool Factor
        (a) Class A-1 Notes                                                                        0.0000000             0.00
        (b) Class A-2 Notes                                                                        0.0000000             0.00
        (c) Class A-3 Notes                                                                        0.2787820    14,106,370.83
        (d) Class A-4 Notes                                                                        1.0000000    37,300,000.00
        (e) Class A-5 Notes                                                                        1.0000000    29,300,000.00
        (f) Class A-6 Notes                                                                                1         23700000

        (g) Class B Notes                                                                          1.0000000    10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                                  1      17312029.25



POOL  DATA
                                                                                                       Aggregate
                                                                                   No. of Contracts  Principal Balance
1.   Pool Stated Principal Balance as of                  36372                        4,908         132,368,400.08

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                             133            1,982,667.22    0.014978403
              (b) 60-89 Days                                                              22               173125.55    0.001307907
              (c) 90-119 Days                                                             17              183,927.28    0.00138951
              (d) 120 Days +                                                               0                    0.00             0

3.   Contracts Repossessed during the Due Period                                           1              202,610.00

                                                                                                     ---------------
4.   Current Repossession Inventory                                                        1              202,610.00

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                         10              151,498.83
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        386,541.79
       Total Aggregate Net Losses for the preceding Collection Period                                                    -235042.96

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         737343.4

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   292                            3550717.050

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.093720051

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           124.8609069

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



TRIGGER ANALYSIS

1.   (a)  Average 60+ Delinquency Percentage                                          0.671%
     (b)  Delinquency Percentage Trigger in effect ?                                           NO

2.   (a)  Average Net Loss Ratio                                                -0.000427792
     (b)  Net Loss Ratio Trigger in effect ?                                                   NO
     (c)  Net Loss Ratio (using ending Pool Balance)                            -0.000619711

     (a) Servicer Replacement Percentage                                        -0.001154257
--------------------------------------------
     (b)  Servicer Replacement Trigger in effect ?                                             NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                               56,789.12

2.   Servicer Advances                                                                                                     87419.01

3.    (a)  Opening Balance of the Reserve Account                                                                        6133224.84
      (b)  Deposits to the Reserve Account                                                                 301307.54
      (c)  Investment Earnings in the Reserve Account                                                       26515.51
      (d)  Distribution from the Reserve Account                                                          -504469.89
      (e)  Ending Balance of the Reserve Account                                                                            5956578

4.   Specified Reserve Account Balance                                                                                  5956578.004

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                        206877.31

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